Exhibit 10.3

RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (together with the Grant Notice (as defined below), this “Agreement”) is entered into as of the Grant Date (as defined below), by and between Participant (as defined below) and Civitas Resources, Inc., a Delaware corporation (the “Company”).
WHEREAS, the Company maintains the Civitas Resources, Inc. 2024 Long Term Incentive Plan (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Plan”) and the Director Compensation Program (as defined below), each of which is incorporated into and forms a part of this Agreement, and, in accordance with the Director Compensation Program, Participant is entitled to receive an Award of Restricted Stock Units (“RSUs” and such award, the “Award”) under the Plan and as set forth in this Agreement.
NOW, THEREFORE, IT IS AGREED, by and between the Company and Participant, as follows:
1.Definitions. The following terms used in this Agreement shall have the meanings set forth in this Section 1:
a)“Designated Beneficiary” means the beneficiary or beneficiaries designated by Participant in a writing filed with the Company.
b)“Director Compensation Program” means the Civitas Resources, Inc. Amended & Restated Independent Director Compensation Program, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
c)“Disability” means that Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
d)“Grant Date” means the date on which this Award was granted, as set forth in the Grant Notice.
e)“Grant Notice” means the accompanying Grant Notice issued by the Company to Participant on or about the Grant Date.
f)“Participant” means the member of the Board specified in the Grant Notice.
Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.
2.Award. In accordance with the Director Compensation Program and in consideration of Participant’s service on the Board and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Grant Date, the Company hereby grants to Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement, the Plan and the Director Compensation Program. In the event of any inconsistency between the Plan or the Director Compensation Program and this Agreement, the terms of the Plan or the Director Compensation Program, as applicable, shall control. To the extent vested, each RSU represents the right to receive one Share, subject to the terms and conditions set forth in the Grant Notice, this Agreement, the Plan and the Director Compensation Program. Unless and until the RSUs have become vested in the manner set forth in this Agreement, Participant will have no right to receive any Shares or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
3.Vesting. Except as set forth in Sections 5 and 6, the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice. Upon Participant’s termination of service on the Board prior to the vesting of all of the RSUs (but after giving effect to any accelerated vesting pursuant to Section 5 or 6), any unvested RSUs (and all rights arising from such RSUs and from being a holder thereof, including any Dividend Equivalent Right) will terminate automatically without any further action by the Company and will be forfeited without further notice and for no consideration.
4.Settlement. Settlement of vested RSUs shall occur only upon Participant’s “separation from service” from the Company within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation § 1.409A-l(h) (the “Settlement Date”). On the Settlement Date, the Company shall settle the vested RSUs in Shares, by delivering one Share for each such vested RSU, rounded down in the event of a fraction. For the avoidance of doubt, all Shares received for the vested RSUs shall be deferred and not settled until the Settlement Date. The Company, in its sole discretion, may elect to deliver the Shares in either certificate form or in electronic, book-entry form, with such legends or restrictions thereon as the Committee may determine to be necessary or advisable in order to comply with Applicable Law. Participant shall complete and sign any documents and take any additional action that the Company may request to enable it to deliver the Shares to Participant. The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
5.Termination of Service.
a)Termination without Cause; Disability; Death. If Participant’s service on the Board terminates due to (i) removal from the Board without cause (as determined by the Board in good faith) or (ii) death or Disability, all unvested RSUs shall vest in full upon such termination.
b)Resignation. If Participant’s service on the Board terminates due to Participant’s resignation from the Board (except as set forth in Section 6), all unvested RSUs shall be forfeited upon such termination.

c)Termination for Cause. If Participant’s service on the Board terminates due to removal from the Board for cause (as determined by the Board in good faith), all RSUs (whether vested or unvested) shall be forfeited upon such termination.
6.Change in Control. In the event of a Change in Control, all unvested RSUs shall vest in full upon such Change in Control. If Participant resigns from the Board in connection with a Change in Control at the request or direction of a Person (or its Affiliate) that is party to the agreement pursuant to which such Change in Control is consummated, all unvested RSUs shall vest in full upon such Change in Control pursuant to this Section 6 (i.e., such RSUs shall not be forfeited pursuant to Section 5(b)).
7.Taxes.
a)Any applicable federal, state, local and foreign taxes arising with respect to the RSUs (including the Dividend Equivalent Right set forth in Section 9) are the sole responsibility of Participant.
b)The Company makes no representation or undertaking regarding the treatment of any taxes in connection with the awarding, vesting or settlement of the RSUs or the subsequent sale of Shares. The Company does not commit and is under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.
c)Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying Shares and that Participant has been advised, and hereby is advised, to consult a tax advisor. Participant represents that Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
8.No Stockholder Rights. Participant shall have no voting, dividend, or other stockholder rights in respect of the RSUs granted hereunder or with respect to any Shares that may become deliverable hereunder unless and until such Shares have been issued and delivered to Participant (including through electronic delivery to a brokerage account) and Participant has become the holder of record of such Shares. No adjustments shall be made for dividends in cash or other property, distributions or other rights for which the record date is prior to the date of such issuance, delivery and recordation, except as specifically provided for in the Plan or this Agreement. Except as otherwise provided in the Plan or this Agreement, after such issuance, delivery and recordation, Participant shall have all of the rights of a stockholder with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

9.Dividend Equivalent Right. Participant shall be entitled to a Dividend Equivalent Right entitling Participant, with respect to each RSU, to receive a cash payment based on the regular cash dividends that would have been paid on a Share during the period between the Grant Date and the Settlement Date. All amounts payable as a result of such Dividend Equivalent Right (i) with respect to vested RSUs shall be paid to Participant in cash at the same time dividends are paid to the Company’s stockholders and (ii) with respect to unvested RSUs shall be subject to the same terms and conditions, including with respect to vesting, forfeitability and transferability, as the underlying RSU and shall be accumulated and paid to Participant in cash if and when (and in no event later than 60 days following the date) such underlying RSU vests. For clarity, if any of the unvested RSUs are forfeited by Participant pursuant to the terms of this Agreement, then Participant shall also forfeit any amount accrued as a result of the Dividend Equivalent Right with respect to such forfeited RSUs. No interest will accrue on the amount payable as a result of the Dividend Equivalent Right between the declaration and payment of the applicable dividends and the payment of such amount.
10.Non-Transferability. The RSUs and the Shares underlying the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or to a Designated Beneficiary in accordance with Section 12, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
11.Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of Applicable Law with respect to such securities. No Shares will be issued hereunder if such issuance would constitute a violation of any Applicable Law. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the Shares to be issued or (b) in the opinion of legal counsel to the Company, the Shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any Applicable Law and to make any representation or warranty with respect to such compliance as may be requested by the Company.

12.Heirs, Successors and Assigns; Designated Beneficiary. The Company may assign any of its rights under this Agreement without Participant’s consent. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns. If any rights of Participant or benefits distributable to Participant under this Agreement have not been exercised or distributed, respectively, at the time of Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive Participant, any rights that would have been exercisable by Participant and any benefits distributable to Participant shall be exercised by or distributed to the legal representative of the estate of Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives Participant but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.
13.Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Board or the Committee, and the Board or the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan, including with respect to delegation. Any interpretation of this Agreement and any decision made by the Board or the Committee, or its respective delegate, with respect to this Agreement is final and binding on all persons.
14.Plan and Director Compensation Program Govern. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan and the Director Compensation Program, a copy of each of which may be obtained by Participant from the office of the General Counsel of the Company, and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Board or the Committee from time to time pursuant to the Plan.
15.Not A Service Contract; No Right to Continued Service or Awards. The Award will not confer on Participant any right with respect to continuance of service with the Company or any Subsidiary or Affiliate, or any other entity, nor will it interfere in any way with any right the Company or any Subsidiary or Affiliate, or any other entity, would otherwise have to terminate or modify the terms of Participant’s service at any time. The grant of the RSUs is a one-time benefit that was made in accordance with the Director Compensation Program and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted in accordance with the Director Compensation Program.
16.Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to Participant, at Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office, Attention: General Counsel.
17.Agreement to Furnish Information. Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any Applicable Law.
18.Entire Agreement; Amendment. This Agreement (which, for clarity, includes the Grant Notice, the Plan and the Director Compensation Program), constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan or the Director Compensation Program; provided that except as otherwise provided in the Plan or this Agreement, any such amendment that materially impairs the rights of Participant shall be effective only if it is in writing and signed by both Participant and an authorized officer of the Company.
19.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such right continues.
20.Company Recoupment of Awards. Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under the Company’s Clawback Policy, Recoupment Policy or similar policies (each as amended from time to time) or other agreement or arrangement with Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the Securities and Exchange Commission or any other Applicable Law. Participant’s acceptance of this Award will constitute Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of the Company’s Clawback Policy, Recoupment Policy or similar policies (each as amended from time to time), as applicable (whether through clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance therewith), that may apply to Participant and this Award, whether adopted before or after the Effective Date or Grant Date, and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation or other similar action, and Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.
21.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.
22.Conformity to Securities Laws. Participant acknowledges that this Agreement is intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the RSUs shall be administered, granted and settled only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and the Director Compensation Program, this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.
23.Headings; References; Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Whenever the context may require, the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.
24.Section 409A of the Code. The Plan, the Director Compensation Program, this Agreement and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan, the Director Compensation Program or this Agreement that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with or be exempt from Section 409A of the Code and, to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void. Notwithstanding any contrary provision in the Plan, the Director Compensation Program or this Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan, the Director Compensation Program or this Agreement to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in this Agreement) upon expiration of such delay period. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), Participant’s payments pursuant to the Dividend Equivalent Right shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the RSUs provided under this Agreement are exempt from or compliant with Section 409A of the Code and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Participant on account of non-compliance with Section 409A of the Code.
25.Electronic Acceptance. In lieu of receiving documents in paper format, Participant agrees, to the fullest extent permitted by Applicable Law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that Participant’s electronic signature is the same as, and shall have the same force and effect as, Participant’s manual signature. By logging into and accepting this Agreement through Participant’s account with the Company’s designated broker E*TRADE Securities LLC, or such other broker as the Company may select, that is hereby irrevocably appointed as Participant’s agent (the “Agent”), Participant (a) understands, represents, acknowledges and agrees to be bound by this Agreement as if Participant had manually signed this Agreement and (b) represents and warrants that Participant has carefully reviewed this Agreement, the Plan and the Director Compensation Program. In the event that Participant does not accept this Agreement through the Agent’s online grant acceptance system within 90 days of the Grant Date, the Company shall have the option, but not the obligation, to cancel and revoke the Award represented by this Agreement, and the Award shall be forfeited by Participant without any further consideration.
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